Exhibit 10

EIGHTH AMENDMENT
TO THE
FIRST MIDWEST BANCORP INC. SAVINGS AND PROFIT SHARING PLAN
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998

WHEREAS, First Midwest Bancorp, Inc. (the "Company") maintains the First Midwest Bancorp Inc. Savings and Profit Sharing Plan as amended and restated effective January 1, 1998 (the "Plan"); and,

WHEREAS, it is now deemed desirable and in the best interest of participants and beneficiaries to amend certain provisions of the Plan;

NOW THEREFORE, pursuant to the power granted to the undersigned officer of the Company in accordance with the authorizations and directions contained in a resolution of the Board of Directors of the Company, the Plan is hereby amended in the following particulars effective January 1, 2006:

1.     Section 1.4 is amended as follows:

       (a)     By restating the defined term "Eligible Employee" as follows:

"Eligible Employee. An 'Eligible Employee' is any employee of the Employer or an Affiliate but excluding any employee who is: (1) a Member of a Collective Bargaining Unit, (2) an individual providing services to the Employer in the capacity of, or who is or was designated by the Employer as, a Leased Employee or an independent contractor, or (3) reasonably expected to be a continuous employee for no longer than thirteen weeks, with such expectation based on (A) the fact that the employee is providing services during a break period from a post-secondary education institution at which the employee is enrolled or is expected to be enrolled or (B) such other facts that indicate such a limited continuous employment relationship. Notwithstanding the foregoing, however, any employee of an Employer who was hired on or after January 1, 1996 and before January 1, 1998 and who was in a job classification for which compensation was based primarily on sales commissions, including, without limitation, Mortgage Loan Specialists and Commissioned Loan Originators, was not an "Eligible Employee" for any portion of the 1996 and 1997 Plan Years during which the employee was employed in such job classification."

       (b)     By adding the defined term "Limited Participant" as follows:

"Limited Participant. A 'Limited Participant' is a current employee of the Employer or an Affiliate who has become eligible to participate in the Plan on a limited basis pursuant to Subsection 2.1(d)(i)."

       (c)     By restating the defined term "Participant" as follows:

"Participant. A 'Participant' is (a) a current employee of the Employer or an Affiliate who has become eligible to participate in the Plan pursuant to Section 2.1(d)(ii) or (b) a former employee for whose benefit an Account in the Trust Fund is maintained. Notwithstanding the foregoing, an Eligible Employee who is not otherwise a Participant and who (i) makes a Rollover Contribution to the Plan pursuant to Section 3.6 and/or (ii) makes a Before-Tax Contribution to the Plan pursuant to Limited Participant status per Subsection 2.1(d)(i) shall also be treated as a Participant solely to the extent of such Rollover Contribution and/or Before-Tax Contribution until such time as the Eligible Employee has become eligible to participate in the Plan pursuant to Section 2.1(d)(ii)."

2.     Subsection 2.1(d) is restated as follows:

"(d) Every other Eligible Employee shall be eligible to participate, if he is then employed by the Employer, as follows:

(i) As of the January 1, April 1, July 1 or October 1 immediately following the later of (A) the Eligible Employee's 30th day of continuous employment with the Company or an Affiliate or (B) his 21st birthday, an Eligible Employee may participate in the Plan for the limited purpose of making Before-Tax Contributions (as described in Section 3.2) and not for receiving Employer Contributions or Matching Employer Contributions (as described in Sections 3.4 and 3.5 respectively). An Eligible Employee who may participate in the Plan on such a limited basis shall be referred to as a 'Limited Participant.'

(ii) As of the Entry Date coinciding with or next following the later of (A) the end of the first Eligibility Period in which he completes 1,000 Hours of Service or (B) his 21st birthday, an Eligible Employee may participate in all features of the Plan as applicable to such Eligible Employee. Notwithstanding any other provision of this Plan, hours of service with Heritage Financial Services, Inc. and First of America Bank, Crystal Lake Office, shall be deemed to be Hours of Service with the Employer under this Plan for purposes of this Section 2.1(d)(ii)."

3.     Subsection 3.2(a) is restated as follows:

"(a) Subject to the provisions of Sections 3.1 and 3.3, each Participant may for each Plan Year elect to have the Employer make a Basic Before-Tax Contribution on his or her behalf in an amount equal to one percent (1%) (rounded to the nearest dollar) of his or her Considered Compensation, excluding bonuses and any other payment of a similar nature. Each Participant may in addition to his or her Basic Before-Tax Contribution elect to have the Employer make a Supplemental Before-Tax Contribution on his or her behalf in an amount not in excess of the percentage listed below for such Participant:

For Participants Salary Grade 11 or lower:	44%

For Participants Salary Grade 12 or greater:	14%

(rounded to the nearest dollar) of his or her Considered Compensation, excluding bonuses and any other payment of a similar nature. Such elections shall be subject to change in accordance with procedures established by the Committee from time to time."

4.     The first sentence of Subsection 3.5 is restated as follows:

"Subject to the provisions of Section 3.1, each Employer shall pay to the Trustee as of each Valuation Date (or, effective July 1, 2002, as of the last day of the applicable calendar quarter) an amount which, when added to the forfeitures of Employer Contributions for the Plan Year, shall be equal to $2 for each $1 of Basic Before-Tax Contributions (excluding Before-Tax Contributions made while a Limited Participant) made during the calendar quarter ending on the Valuation Date (or, effective July 1, 2002, ending on March 31, June 30, September 30 or December 31, as appropriate) on behalf of: (a) each Participant employed by such Employer on the Valuation Date (or, effective July 1, 2002, the last day of the appropriate calendar quarter) as of which the contribution is made; and (b) each Participant who, prior to such Valuation Date (or, effective July 1, 2002, the appropriate last day of the calendar quarter), (i) retires on or after his Normal Retirement Date or Early Retirement Date, (ii) dies, (iii) is initially deemed totally and permanently disabled, or (iv) as expressly provided in the terms of an agreement approved, or a resolution adopted, by the board of directors of an Employer in connection with the termination of the Employer's participation in the Plan during the calendar quarter, provided such agreement or resolution was authorized by the Board of Directors."

* * *

s/s JOHN M. O'MEARA John M. O'Meara President and Chief Executive Officer Date: November 15, 2005

CERTIFICATE

I, Steven H. Shapiro do hereby certify that I am the Corporate Secretary of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, and as such, I am the keeper of the corporate seal and of the minutes and records of this Company; that attached hereto is a complete, true and correct copy of the Eighty Amendment to the First Midwest Bancorp Inc. Savings and Profit Sharing Plan, as amended and restated as of January 1, 1998 (the "Eighth Amendment"), which Eighth Amendment was duly adopted by the appropriate officer of the Corporation on   November 15   , 2005; and that said Eighth Amendment has not been rescinded or modified in any manner and remains in full force and effect.

WITNESS my signature and seal of the Corporation this   15th   day of   November        , 2005.

s/s STEVEN H. SHAPIRO Secretary (SEAL)

NINTH AMENDMENT
TO THE
FIRST MIDWEST BANCORP INC. SAVINGS AND PROFIT SHARING PLAN
AMENDED AND RESTATED EFFECTIVE JANUARY 1, 1998

WHEREAS, First Midwest Bancorp, Inc. (the "Company") maintains the First Midwest Bancorp Inc. Savings and Profit Sharing Plan as amended and restated effective January 1, 1998 (the "Plan"); and,

WHEREAS, it is now deemed desirable and in the best interest of participants and beneficiaries to amend certain provisions of the Plan;

NOW THEREFORE, pursuant to the power reserved to the undersigned officer of the Company in accordance with the authorizations and directions of the Board of Directors of the Company, the Plan is hereby amended effective January 1, 2006 in the following particulars:

    The last sentence of subsection 2.1(d) is restated as follows:

    "Notwithstanding any other provision of this Plan, hours of service with Heritage Financial Services, Inc., First of America Bank, Crystal Lake Office, The Northern Trust Company, Higgins Road Office, CoVest Bancshares, Inc. ("CoVest") and The Elgin State Bank, Carpentersville Office, shall be deemed to be Hours of Service with the Employer under this Plan for purposes of this Section 2.1. Further notwithstanding any provision of this Plan, every Eligible Employee who was a participant in or was eligible to participate in the CoVest Banc Profit Sharing Plan on the date of the merger of CoVest with the Company shall become a Participant in the Plan on January 1, 2004."

    The last sentence of subsection 2.3(a) is restated as follows:

"Notwithstanding any other provision of this Plan, the following service shall be deemed to be service with the Employer for purposes of this Section 2.3: (i) with respect to any employee who commenced employment on or prior to September 4, 1998, service with First of America Bank, Crystal Lake Office; (ii) with respect to any employee who commenced employment with the Employer prior to October 1, 1998, service with Heritage Financial Services, Inc.; (iii) with respect to any employee who commenced employment with the Employer prior to July 1, 2003, service with The Northern Trust Company, Higgins Road Office; (iv) with respect to any employee who commenced employment with the Employer prior to January 1, 2004, service with CoVest Bancshares, Inc. and any of its affiliates; and (v) with respect to any employee who commenced employment with the Employer prior to February 1, 2006, service with The Elgin State Bank, Carpentersville Office."

* * *

s/s JOHN M. O'MEARA John M. O'Meara President and Chief Executive Officer Date: November 15, 2005

CERTIFICATE

I, Steven H. Shapiro do hereby certify that I am the Corporate Secretary of First Midwest Bancorp, Inc. (the "Company"), a Delaware corporation, and as such I am the keeper of the corporate seal and of the minutes and records of the Company; that attached hereto is a complete, true and correct copy of the Ninth Amendment to the First Midwest Bancorp Inc. Savings and Profit Sharing Plan, as amended and restated as of January 1, 1998 (the "Ninth Amendment"), which Ninth Amendment was duly adopted by the appropriate officer of the Company on   November 15   , 2005; and that said Ninth Amendment has not been rescinded or modified in any manner and remains in full force and effect.

WITNESS my signature and seal of the Company this   15th   day of   November        , 2005.

s/s STEVEN H. SHAPIRO Secretary (SEAL)